UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report: July 16, 2003

DIGITAL RIVER, INC.
(Exact Name Of Registrant As Specified In Its Charter)

Delaware	000-24643	41-1901640
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9625 West 76th Street, Suite 150, Eden Prairie, Minnesota 55344
(Address of principal executive offices) (Zip Code)

(Registrant’s telephone number, including area code): (952) 253-1234

Item 5.  Other Events.

On July 16, 2003, we entered into an Underwriting Agreement with Deutsche Bank Securities, Inc. and the other underwriters named in Schedule I thereto, relating to the sale of 2,100,000 shares of our common stock (or 2,410,000 shares if the underwriters’ over-allotment option is exercised in full), at a purchase price to the underwriters of $20.80 per share. The initial offering price to the public will be $21.35 per share. The offering of the shares will be made by means of a prospectus, a copy of which may be obtained from Deutsche Bank Securities, Inc. This prospectus, which consists of a prospectus supplement, dated July 16, 2003, and a base prospectus dated February 12, 2002, has been filed with the SEC. A press release dated July 17, 2003 announcing the offering is attached as Exhibit 99.1 hereto.

Item 7.  Financial Statement, Pro Forma Financial Information and Exhibits

(c) Exhibits

1.1	Underwriting Agreement, dated July 16, 2003, by and among Digital River, Inc., Deutsche Bank Securities Inc. and the other underwriters named in Schedule I thereto.

5.1	Opinion of Howard, Rice, Nemerovski, Canady, Falk & Rabkin, a Professional Corporation.

23.1	Consent of Howard, Rice, Nemerovski, Canady, Falk & Rabkin, a Professional Corporation. Included in Exhibit 5.1

99.1	Press release of Digital River, Inc., dated July 17, 2003.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAL RIVER, INC.

	By:	/s/ Carter D. Hicks
Name: Carter D. Hicks
Title: Chief Financial Officer

Date: July 16, 2003

Exhibit Index

Exhibit No.	Description

1.1	Underwriting Agreement, dated July 16, 2003, by and among Digital River, Inc., Deutsche Bank Securities Inc. and the other underwriters named in Schedule I thereto.

5.1	Opinion of Howard, Rice, Nemerovski, Canady, Falk & Rabkin, a Professional Corporation.

23.1	Consent of Howard, Rice, Nemerovski, Canady, Falk & Rabkin, a Professional Corporation. Included in Exhibit 5.1

99.1	Press release of Digital River, Inc., dated July 17, 2003.